TRUEBLUE REPORTS FISCAL SECOND QUARTER 2018 RESULTS

TACOMA, WA-July 30, 2018-- TrueBlue, Inc. (NYSE:TBI) announced today its fiscal second quarter 2018 results.

Revenue was $614 million, an increase of 1 percent, compared to revenue of $610 million in the fiscal second quarter of 2017. Organic revenue1 excluding the divested PlaneTechs business increased by 2 percent. Net income per diluted share was $0.44, an increase of 42 percent, compared to $0.31 in the fiscal second quarter of 2017. Adjusted net income per diluted share2 was $0.57, an increase of 36 percent, compared to $0.42 in the fiscal second quarter of 2017.

“We are pleased with this quarter’s results which included revenue growth at PeopleReady, operating margin expansion and strong EPS growth,” TrueBlue CEO Steve Cooper said. “We experienced widespread revenue improvements in our PeopleReady business driven by a consistent focus on business development activity. Efforts to reduce our cost of services across all segments continue to produce value resulting in our tenth consecutive quarter of gross margin expansion.”

“We made strong progress advancing our key strategies. We acquired TMP Holdings in the United Kingdom, the world’s second largest RPO market. This acquisition increases our ability to win multi-continent engagements by adding a physical presence in Europe, referenceable clients and employer branding capabilities. On the technology front, JobStackTM, our PeopleReady mobile staffing technology, is transforming how people find work and how businesses find people. AffinixTM, our PeopleScout proprietary talent acquisition technology, is receiving praise from customers and a high level of interest from prospective clients.”

2018 Outlook

The company estimates revenue for the fiscal third quarter of 2018 will range from $662 million to $677 million. It also estimates net income per diluted share will range from $0.54 to $0.60 and adjusted net income per diluted share will range from $0.75 to $0.81.
Management will discuss fiscal second quarter 2018 results on a webcast at 2 p.m. PT (5 p.m. ET), today, Monday, July 30. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue:

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity, while connecting approximately 740,000 people with work in 2017. TrueBlue's PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers Recruitment Process Outsourcing (RPO) and Managed Service Provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 Organic revenue excludes acquired revenue.
2 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking Statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, (5) our ability to successfully complete and integrate acquisitions (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our customers, (7) our ability to successfully execute on business strategies and initiatives such as the consolidation of our service lines and leveraging of mobile technology, and (8) uncertainty surrounding the interpretation and application of the recent 2017 Tax Cuts and Jobs Act and any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for a complete perspective on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(in thousands, except per share data)	Jul 1, 2018	Jul 2, 2017	Jul 1, 2018	Jul 2, 2017
Revenue from services	$614,301	$610,122	$1,168,689	$1,178,366
Cost of services	448,717	454,842	859,837	883,657
Gross profit	165,584	155,280	308,852	294,709
Selling, general and administrative expense	134,207	124,754	259,970	246,598
Depreciation and amortization	10,101	12,287	20,191	23,461
Income from operations	21,276	18,239	28,691	24,650
Interest and other income (expense), net	(968)	155	1,236	229
Income before tax expense	20,308	18,394	29,927	24,879
Income tax expense	2,576	5,260	3,440	7,071
Net income	$17,732	$13,134	$26,487	$17,808

Net income per common share:
Basic	$0.44	$0.32	$0.66	$0.43
Diluted	$0.44	$0.31	$0.65	$0.43

Weighted average shares outstanding:
Basic	40,227	41,579	40,335	41,608
Diluted	40,469	41,856	40,576	41,875

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Jul 1, 2018	Dec 31, 2017
ASSETS
Cash and cash equivalents	$33,408	$28,780
Accounts receivable, net	370,588	374,273
Other current assets	28,970	25,226
Total current assets	432,966	428,279
Property and equipment, net	57,055	60,163
Restricted cash and investments	239,390	239,231
Goodwill and intangible assets, net	341,455	331,309
Other assets, net	53,354	50,049
Total assets	$1,124,220	$1,109,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$219,129	$212,419
Long-term debt, less current portion	117,199	116,489
Other long-term liabilities	224,591	225,276
Total liabilities	560,919	554,184
Shareholders’ equity	563,301	554,847
Total liabilities and shareholders’ equity	$1,124,220	$1,109,031

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(in thousands)	Jul 1, 2018	Jul 2, 2017
Cash flows from operating activities:
Net income	$26,487	$17,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,191	23,461
Provision for doubtful accounts	5,571	3,619
Stock-based compensation	5,983	5,146
Deferred income taxes	1,373	2,975
Other operating activities	102	2,022
Changes in operating assets and liabilities:
Accounts receivable	888	11,925
Income tax receivable	(3,641)	8,828
Other assets	(3,522)	5,977
Accounts payable and other accrued expenses	3,767	(13,181)
Accrued wages and benefits	(1,423)	(4,560)
Workers’ compensation claims reserve	(9,235)	767
Other liabilities	2,900	(580)
Net cash provided by operating activities	49,441	64,207
Cash flows from investing activities:
Capital expenditures	(6,468)	(9,137)
Acquisition of business	(22,742)	—
Divestiture of business	8,800	—
Purchases of restricted investments	(10,730)	(20,712)
Maturities of restricted investments	13,044	13,546
Net cash used in investing activities	(18,096)	(16,303)
Cash flows from financing activities:
Purchases and retirement of common stock	(19,065)	(15,530)
Net proceeds from stock option exercises and employee stock purchase plans	757	858
Common stock repurchases for taxes upon vesting of restricted stock	(2,403)	(2,873)
Net change in revolving credit facility	21,300	(25,303)
Payments on debt	(22,856)	(1,133)
Payment of contingent consideration at acquisition date fair value	—	(18,300)
Net cash used in financing activities	(22,267)	(62,281)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(919)	(154)
Net change in cash, cash equivalents, and restricted cash	8,159	(14,531)
Cash, cash equivalents and restricted cash, beginning of period	73,831	103,222
Cash, cash equivalents and restricted cash, end of period	$81,990	$88,691

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other costs.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- adjustment to the gain on divestiture,
- amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out,
- acquisition/integration costs,
- other costs,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjusted income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Revenue from services excluding acquired entity revenue.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q2 2018	Q2 2017	Q3 2018 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Jul 1, 2018	Jul 2, 2017	Sep 30, 2018
Net income	$17,732	$13,134	$ 21,700 — $ 24,200
Adjustment to the gain on divestiture (1)	290	—	—
Amortization of intangible assets of acquired businesses (2)	5,174	5,742	5,200
Acquisition/integration costs (3)	457	—	1,600
Other costs (4)	1,264	—	3,000
Tax effect of adjustments to net income (5)	(1,150)	(1,608)	(1,600)
Adjustment of income taxes to normalized effective rate (6)	(673)	110	—
Adjusted net income	$23,094	$17,378	$ 29,900 — $ 32,400

Adjusted net income, per diluted share	$0.57	$0.42	$ 0.75 — $ 0.81

Diluted weighted average shares outstanding	40,469	41,856	40,100

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q2 2018	Q2 2017	Q3 2018 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Jul 1, 2018	Jul 2, 2017	Sep 30, 2018
Net income	$17,732	$13,134	$ 21,700 — $ 24,200
Income tax expense	2,576	5,260	4,100 — 4,600
Interest and other (income) expense, net	968	(155)	200
Depreciation and amortization	10,101	12,287	10,400
EBITDA	31,377	30,526	36,500 — 39,500
Work Opportunity Tax Credit processing fees (7)	264	16	200
Acquisition/integration costs (3)	457	—	1,600
Other costs (4)	1,264	—	3,000
Adjusted EBITDA	$33,362	$30,542	$ 41,300 — $ 44,300
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

	Q2 2018	Q2 2017
	13 Weeks Ended	13 Weeks Ended
(in thousands)	Jul 1, 2018	Jul 2, 2017
Revenue from services	$614,301	$610,122
Acquired entity revenue	(2,851)	—
Organic revenue	$611,450	$610,122

(1)	Adjustment to the gain on the divestiture of our PlaneTechs service line as we continue to finalize actual costs incurred. PlaneTechs was sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(3)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)
Other costs for the 13 weeks ended Jul. 1, 2018 and the Q3 2018 outlook include implementation costs for cloud-based systems. Other costs included in the Q3 2018 outlook also include accelerated vesting of stock per the CEO’s employment contract associated with the leadership transition.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

TRUEBLUE, INC.
SEGMENT INFORMATION

3.SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Jul 1, 2018	Jul 2, 2017
Revenue from services:
PeopleReady	$377,460	$370,712
PeopleManagement	178,839	192,887
PeopleScout	58,002	46,523
Total company	614,301	610,122

Segment profit (1):
PeopleReady	$23,198	$19,170
PeopleManagement	4,712	6,286
PeopleScout	11,320	10,129
Total segment profit	39,230	35,585
Corporate unallocated expense	(5,868)	(5,043)
Total company Adjusted EBITDA	33,362	30,542
Work Opportunity Tax Credit processing fees (2)	(264)	(16)
Acquisition/integration costs (3)	(457)	—
Other costs (4)	(1,264)	—
EBITDA	31,377	30,526
Depreciation and amortization	(10,101)	(12,287)
Interest and other income (expense), net	(968)	155
Income before tax expense	20,308	18,394
Income tax expense	(2,576)	(5,260)
Net income	$17,732	$13,134

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior years.

(2)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(3)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)	Other costs include implementation costs for cloud-based systems.